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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2003, except for notes 2 and 8 which are as of March 19, 2003, relating to the financial statements and financial statement schedule of Hexcel Corporation, which appear in Hexcel Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002.


/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Stamford, CT
March 31, 2003